Exhibit 99.1

Teradyne Reports Strong Sequential Growth in Second Quarter 2014 Orders, Revenues and Earnings

Q2’14 orders of $627 million, up 39% from Q1’14 and up 32% from Q2’13

Q2’14 revenue of $526 million, up 64% from Q1’14 and up 23% from Q2’13

Q2’14 diluted non-GAAP net income of $0.54 per share, up from $0.11 per share in Q1’14 and $0.43 per share in Q2’13; Q2’14 diluted GAAP net income of $0.47 per share

Q3’14 guidance: Revenue of $440 million to $480 million; Diluted non-GAAP net income of $0.34 to $0.43 per share; Diluted GAAP net income of $0.27 to $0.36 per share

NORTH READING, Mass. – July 23, 2014 – Teradyne, Inc. (NYSE: TER) reported revenue of $526 million for the second quarter of 2014 of which $422 million was in Semiconductor Test, $69 million in Wireless Test and $35 million in System Test. On a non-GAAP basis, Teradyne’s net income in the second quarter was $116.4 million, or $0.54 per diluted share, which excluded acquired intangible asset amortization and discrete income tax adjustments. GAAP net income for the second quarter was $101.2 million or $0.47 per diluted share.

Bookings in the second quarter of 2014 were $627 million of which $535 million were in Semiconductor Test, $52 million in Wireless Test, and $40 million in System Test.

“Company and Semiconductor Test orders in the second quarter were the highest in over ten years,” said CEO and President Mark Jagiela. “Semiconductor Test orders were driven by a combination of capacity expansion and new design wins with the strongest demand from applications processor, power management, microcontroller, and memory test. Our strong sales and earnings growth reflect both the short time to market requirements of chip makers and our operating model’s ability to flex to meet customer demand. After the strongest first half of orders since 2004, our third quarter outlook reflects the industry’s normal seasonal patterns.”

Guidance for the third quarter of 2014 is revenue of $440 million to $480 million, with diluted non-GAAP net income of $0.34 to $0.43 per share and diluted GAAP net income of $0.27 to $0.36 per share. Non-GAAP guidance includes stock based compensation, but excludes acquired intangible asset amortization and the related tax impact.

Webcast

A conference call to discuss the second quarter 2014 results, along with management’s business outlook, will follow at 10 a.m. EDT, Thursday, July 24. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available at www.teradyne.com at 10 a.m. EDT.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 72198850. A replay will also be available on the Teradyne website at www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through August 10, 2014.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible asset amortization, retired CEO equity charge, non-cash convertible debt interest, discrete income tax adjustments, pension and post retirement actuarial gains and losses, restructuring and other, and a gain from the sale of an equity investment, and, prior to January 1, 2014, included income taxes on a cash basis [cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability]. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2013, Teradyne had sales of $1.43 billion and currently employs approximately 3,800 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations, market conditions and the payment of a quarterly dividend. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance or future payment of dividends. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved or that dividends will be declared in the future. Important factors that could cause actual results or dividend payments to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending; deterioration of Teradyne’s financial condition, the business judgment of the board of directors that a declaration of a dividend is not in the company’s best interests and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended March 30, 2014. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2014

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net revenues	$525,567	$321,010	$428,889	$846,577	$709,256
Cost of revenues (1) (2)	235,154	153,963	187,656	389,117	314,606

Gross profit	290,413	167,047	241,233	457,460	394,650

Operating expenses:
Engineering and development (1)	73,414	67,085	67,773	140,499	130,524
Selling and administrative (1) (3)	77,489	78,003	69,230	155,492	137,120
Acquired intangible assets amortization	18,271	18,271	18,063	36,542	36,099
Restructuring and other (4)	572	—	259	572	591

Operating expenses	169,746	163,359	155,325	333,105	304,334

Income from operations	120,667	3,688	85,908	124,355	90,316

Interest and other (5)	725	(5,561)	(5,551)	(4,836)	(11,385)

Income (loss) before income taxes	121,392	(1,873)	80,357	119,519	78,931
Income tax provision (benefit)	20,187	(2,802)	13,801	17,385	5,786

Net income	$101,205	$929	$66,556	$102,134	$73,145

Net income per common share:
Basic	$0.52	$0.00	$0.35	$0.53	$0.38

Diluted	$0.47	$0.00	$0.28	$0.45	$0.31

Weighted average common shares - basic	194,408	193,311	190,569	193,860	190,128

Weighted average common shares - diluted (6)	216,568	236,484	234,909	226,526	234,833

Cash dividend declared per common share	$—	$0.06	$—	$0.06	$—

Net orders	$627,088	$449,826	$473,815	$1,076,914	$873,897

(1)	In the first quarter of 2012, we changed our accounting method from delayed recognition of actuarial gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We elected to immediately recognize net actuarial gains and losses and the change in the fair value of plan assets in our operating results in the year in which they occur. Below are the pension gains included in our operating results:

	Quarter Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Cost of revenues	$—	$—	$(335)	$—	$(335)
Engineering and development	—	—	(659)	—	(659)
Selling and administrative	—	—	(365)	—	(365)

	$—	$—	$(1,359)	$—	$(1,359)

(2)	Cost of revenues includes:

	Quarter Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Provision for excess and obsolete inventory	$5,032	$10,039	$1,975	$15,071	$5,775
Sale of previously written down inventory	(2,014)	(1,380)	(3,058)	(3,394)	(4,841)

	$3,018	$8,659	$(1,083)	$11,677	$934

(3)	For the quarter ended March 30, 2014, selling and administrative expenses include an equity charge of $6,598 for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(4)	Restructuring and other consists of:

	Quarter Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Employee severance	$572	$—	$259	$572	$591

(5)	Interest and other includes:

	Quarter Ended			Six Months Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Non-cash convertible debt interest expense	$—	$4,290	$3,884	$4,290	$7,638

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended March 30, 2014 and June 30, 2013, and for the six months ended June 29, 2014 and June 30, 2013, 20.1 million, 23.3 million, 10.0 million and 23.3 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 29, 2014	December 31, 2013

Assets
Cash and cash equivalents	$254,625	$341,638
Marketable securities	488,439	586,882
Accounts receivable	300,767	157,642
Inventories	126,874	137,939
Deferred tax assets	68,460	72,478
Prepayments	110,473	136,374
Other current assets	4,989	7,324

Total current assets	1,354,627	1,440,277

Net property, plant and equipment	308,521	275,236
Marketable securities	364,077	271,078
Deferred tax assets	5,810	5,217
Other assets	10,927	14,591
Retirement plans assets	9,134	9,342
Intangible assets	215,748	252,291
Goodwill	361,819	361,792

Total assets	$2,630,663	$2,629,824

Liabilities
Accounts payable	$102,214	$62,874
Accrued employees’ compensation and withholdings	86,765	95,619
Deferred revenue and customer advances	63,968	55,404
Other accrued liabilities	93,103	63,712
Accrued income taxes	15,182	11,360
Current debt	—	186,663

Total current liabilities	361,232	475,632

Long-term deferred revenue and customer advances	18,992	13,756
Retirement plans liabilities	92,485	91,517
Deferred tax liabilities	39,616	40,686
Long-term other accrued liabilities	16,865	23,139

Total liabilities	529,190	644,730

Shareholders’ equity	2,101,473	1,985,094

Total liabilities and shareholders’ equity	$2,630,663	$2,629,824

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$101,205	$66,556	$102,134	$73,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18,526	13,437	33,785	27,552
Amortization	19,065	23,050	42,990	46,052
Stock-based compensation	8,297	9,054	23,530	18,077
Provision for excess and obsolete inventory	5,032	1,975	15,071	5,775
Deferred taxes	(11,261)	(9,047)	1,438	(15,230)
Tax benefit related to stock options and restricted stock units	(1,671)	(1,584)	(1,671)	(1,584)
Retirement plans actuarial gains	—	(1,359)	—	(1,359)
Other	1,306	1,011	1,165	24

Changes in operating assets and liabilities:
Accounts receivable	(84,243)	(61,594)	(143,125)	(74,785)
Inventories	15,834	30,413	18,469	26,373
Prepayments and other assets	27,874	(16,207)	27,246	(17,277)
Accounts payable and accrued expenses	90,902	31,976	45,415	(15,428)
Deferred revenue and customer advances	4,168	7,189	13,800	(2,811)
Retirement plans contributions	(963)	(1,448)	(2,388)	(2,511)
Accrued income taxes	15,104	12,049	5,495	2,964

Net cash provided by operating activities	209,175	105,471	183,354	68,977

Cash flows from investing activities:
Purchases of property, plant and equipment	(60,192)	(28,251)	(91,389)	(50,798)
Purchases of marketable securities	(266,046)	(333,556)	(523,306)	(458,070)
Proceeds from maturities of marketable securities	97,114	148,994	377,436	268,546
Proceeds from sales of marketable securities	51,455	28,561	152,818	50,255
Proceeds from life insurance	—	—	4,391	—

Net cash used for investing activities	(177,669)	(184,252)	(80,050)	(190,067)

Cash flows from financing activities:
Issuance of common stock under stock option and stock purchase plans	478	717	10,643	9,638
Tax benefit related to stock options and restricted stock units	1,671	1,584	1,671	1,584
Payments of dividend	(11,656)	—	(11,656)	—
Payments of long-term debt	—	(1,063)	(190,975)	(1,063)
Payments of contingent consideration	—	(75)	—	(388)

Net cash (used for) provided by financing activities	(9,507)	1,163	(190,317)	9,771

Increase (decrease) in cash and cash equivalents	21,999	(77,618)	(87,013)	(111,319)
Cash and cash equivalents at beginning of period	232,626	305,219	341,638	338,920

Cash and cash equivalents at end of period	$254,625	$227,601	$254,625	$227,601

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	June 29, 2014	% of Net Revenues			March 30, 2014	% of Net Revenues			June 30, 2013	% of Net Revenues
Net revenues	$525.6				$321.0				$428.9
Gross profit - GAAP	$290.4	55.3%			$167.0	52.0%			$241.2	56.2%
Pension mark-to-market adjustments (1)	—	—			—	—			(0.3)	-0.1%

Gross profit - non-GAAP	$290.4	55.3%			$167.0	52.0%			$240.9	56.2%

Income from operations - GAAP	$120.7	23.0%			$3.7	1.2%			$85.9	20.0%
Acquired intangible assets amortization	18.3	3.5%			18.3	5.7%			18.1	4.2%
Equity modification charge (2)	—	—			6.6	2.1%			—	—
Restructuring and other (3)	0.6	0.1%			—	—			0.3	0.1%
Pension mark-to-market adjustments (1)	—	—			—	—			(1.4)	-0.3%

Income from operations - non-GAAP	$139.6	26.6%			$28.6	8.9%			$102.9	24.0%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	June 29, 2014	% of Net Revenues	Basic	Diluted	March 30, 2014	% of Net Revenues	Basic	Diluted	June 30, 2013	% of Net Revenues	Basic	Diluted
Net income - GAAP	$101.2	19.3%	$0.52	$0.47	$0.9	0.3%	$0.00	$0.00	$66.6	15.5%	$0.35	$0.28
Acquired intangible assets amortization	18.3	3.5%	0.09	0.08	18.3	5.7%	0.09	0.08	18.1	4.2%	0.09	0.08
Income tax adjustment (4)	—	—	—	—	—	—	—	—	1.6	0.4%	0.01	0.01
Interest and other (5)	—	—	—	—	4.3	1.3%	0.02	0.02	3.9	0.9%	0.02	0.02
Equity modification charge (2)	—	—	—	—	6.6	2.1%	0.03	0.03	—	—	—	—
Exclude discrete tax adjustments (6)	(0.5)	-0.1%	(0.00)	(0.00)	(2.4)	-0.7%	(0.01)	(0.01)	—	—	—	—
Tax effect of non-GAAP adjustments	(3.2)	-0.6%	(0.02)	(0.01)	(5.3)	-1.6%	(0.03)	(0.02)	—	—	—	—
Restructuring and other (3)	0.6	0.1%	0.00	0.00	—	—	—	—	0.3	0.1%	0.00	0.00
Pension mark-to-market adjustments (1)	—	—	—	—	—	—	—	—	(1.4)	-0.3%	(0.01)	(0.01)
Convertible share adjustment (7)	—	—	—	—	—	—	—	0.01	—	—	—	0.05

Net income - non-GAAP	$116.4	22.1%	$0.60	$0.54	$22.4	7.0%	$0.12	$0.11	$89.1	20.8%	$0.47	$0.43

GAAP and non-GAAP weighted average common shares - basic	194.4				193.3				190.6
GAAP weighted average common shares - diluted	216.6				236.5				234.9
Exclude dilutive shares from convertible note	—				(20.1)				(23.3)

Non-GAAP weighted average common shares - diluted (7)	216.6				216.4				211.6

(1)    Actuarial gains recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2)    For the quarter ended March 30, 2014, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(3)    Restructuring and other consists of:

	Quarter Ended
	June 29, 2014				March 30, 2014				June 30, 2013
Employee severance	$0.6				$—				$0.3

(4)	For the quarter ended June 30, 2013, adjustment to record income taxes on a cash basis. Cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability.

(5)	For the quarters ended March 30, 2014 and June 30, 2013, Interest and other included non-cash convertible debt interest expense.

(6)	For the quarters ended June 29, 2014 and March 30, 2014, adjustment to exclude discrete income tax items.

(7)	For the quarters ended March 30, 2014 and June 30, 2013, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 20.1 million and 23.3 million shares, respectively, have been excluded from non-GAAP diluted shares. For the quarters ended March 30, 2014 and June 30, 2013, net interest expense of $2.0 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

	Six Months Ended
	June 29, 2014	% of Net Revenues			June 30, 2013	% of Net Revenues
Net Revenues	$846.6				$709.3
Gross profit - GAAP	$457.5	54.0%			$394.7	55.6%
Pension mark-to-market adjustments (1)	—	—			(0.3)	0.0%

Gross profit - non-GAAP	$457.5	54.0%			$394.4	55.6%

Income from operations - GAAP	$124.4	14.7%			$90.3	12.7%
Acquired intangible assets amortization	36.5	4.3%			36.1	5.1%
Equity modification charge (2)	6.6	0.8%			—	—
Restructuring and other (3)	0.6	0.1%			0.6	0.1%
Pension mark-to-market adjustments (1)	—	—			(1.4)	-0.2%

Income from operations - non-GAAP	$168.1	19.9%			$125.6	17.7%

			Net Income per Common Share				Net Income per Common Share
	June 29, 2014	% of Net Revenues	Basic	Diluted	June 30, 2013	% of Net Revenues	Basic	Diluted
Net income - GAAP	$102.1	12.1%	$0.53	$0.45	$73.1	10.3%	$0.38	$0.31
Acquired intangible assets amortization	36.5	4.3%	0.19	0.16	36.1	5.1%	0.19	0.15
Income tax adjustment (5)	—	—	—	—	(8.8)	-1.2%	(0.05)	(0.04)
Interest and other (5)	4.3	0.5%	0.02	0.02	7.6	1.1%	0.04	0.03
Equity modification charge (2)	6.6	0.8%	0.03	0.03	—	—	—	—
Exclude discrete tax adjustments (6)	(2.9)	-0.3%	(0.01)	(0.01)	—	—	—	—
Tax effect of non-GAAP adjustments	(8.5)	-1.0%	(0.04)	(0.04)	—	—	—	—
Restructuring and other (3)	0.6	0.1%	0.00	0.00	0.6	0.1%	0.00	0.00
Pension mark-to-market adjustments (1)	—	—	—	—	(1.4)	-0.2%	(0.01)	(0.01)
Convertible share adjustment (7)	—	—	—	0.04	—	—	—	0.09

Net income - non-GAAP	$138.7	16.4%	$0.72	$0.65	$107.2	15.1%	$0.56	$0.53

GAAP and non-GAAP weighted average common shares - basic	193.9				190.1
GAAP weighted average common shares - diluted	226.5				234.8
Exclude dilutive shares from convertible note	(10.0)				(23.3)

Non-GAAP weighted average common shares - diluted (7)	216.5				211.5

(1)    Actuarial gains recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2)    For the six months ended June 29, 2014, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(3)    Restructuring and other consists of:

	Six Months Ended
	June 29, 2014				June 30, 2013
Employee severance	$0.6				$0.6

(4)	For the six months ended June 30, 2013, adjustment to record income taxes on a cash basis. Cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability.

(5)	For the six months ended June 29, 2014 and June 30, 2013, Interest and other included non-cash convertible debt interest expense.

(6)	For the six months ended June 29, 2014, adjustment to exclude discrete income tax items.

(7)	For the six months ended June 29, 2014 and June 30, 2013, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result 10.0 million and 23.3 million shares, respectively, have been excluded from non-GAAP diluted shares. For the six months ended June 29, 2014 and June 30, 2013, net interest expense of approximately $2.0 million and $4.7 million, respectively, have been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Third Quarter 2014 guidance:

GAAP and non-GAAP third quarter revenue guidance:	$440 million	to	$480 million
GAAP net income per diluted share	$0.27		$0.36
Exclude acquired intangible asset amortization	0.08		0.08
Tax effect of non-GAAP adjustment	(0.01)		(0.01)

Non-GAAP net income per diluted share	$0.34		$0.43

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations